UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2025

BLUM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-56626	93-3735199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11516 Downey Ave., Downey, California	90241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 909-5564

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 8, 2025, Blum Holdings, Inc. ("Blüm" or the “Company”) entered into a binding term sheet (the "Term Sheet") with Mesh Ventures, LLC ("Mesh") pursuant to which the Company intends to negotiate and enter into a Merger Agreement or Share Exchange Agreement, or similarly situated document for the Company's acquisition of 100% of the membership interests of Mesh (the "Transaction"). Upon closing of the Transaction, the Company shall pay $359,610 in cash to Mesh to pay agreed upon debts and liabilities and shall issue 4,531,965 shares of Common Stock of the Company (the "Common Stock") to the various holders of the membership interests of Mesh (the "Sellers"). The Company shall also issue to the Sellers warrants to purchase, in the aggregate, up to 471,989 shares of Common Stock, at an exercise price of $0.64 per share. The aggregate value exchanged is expected to equal to $8,990,261.

The Transaction structure is yet to be determined based on the due diligence findings as well as business, legal, tax, accounting and other considerations. Each of the parties’ obligations to close the Transaction will be subject to customary conditions and other conditions agreed to by the parties to be included in the definitive agreements for the Transaction, including but not limited to the receipt of all necessary approvals and consents required by each party to complete the Transaction. No assurances can be made that the Company will be successful in completing the Transaction.

Founded in 2017, Mesh Ventures, LLC is a venture capital investment firm based in Sausalito, California that seeks to make investments in the cannabis industry and holds a significant investment in Cookies Creative Productions & Consulting, Inc. (“Cookies”). Douglas Rosenberg is the Co-Founder and CEO of Mesh Ventures. The Company has an Unsecured Promissory Note dated December 31, 2024 in the principal amount of $800,000 with Mr. Rosenberg. The Unsecured Promissory Note was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on January 7, 2025. Blüm, through its subsidiary, operates a Cookies-branded store. Additionally, Blüm partners with Cookies to participate in events such as Hall of Flowers and the Emerald Cup. Sabas Carrillo, the CEO of Blüm, served as Chief Financial Officer of Cookies from 2018 to 2020. Sabas is also a Co-Founder, Board Member and CFO at Mesh Ventures, and a General Partner and Limited Partner at both Mesh Ventures and 1212 Ventures.

The foregoing description of the Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of such Term Sheet, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Binding Term Sheet.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUM HOLDINGS, INC.

Date: January 14, 2025	By:	/s/ Sabas Carrillo
Sabas Carrillo
Chief Executive Officer

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